INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Met Investors Series Trust on Form N-14AE of our report dated February 15, 2002 appearing in the Annual Report of Loomis Sayles High Yield Bond Portfolio of Metropolitan Series Fund, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
February 19, 2002
Boston, Massachusetts